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                                   FORM 8 - A


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                       -----------------------------------


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         SHOREWOOD PACKAGING CORPORATION
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             (Exact name of registrant as specified in its charter)


Delaware                                                        11-2742734
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(State of incorporation or organization)                    (I.R.S. Employer
                                                            Identification No.)



277 Park Avenue, New York, New York                              10172-0124
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(Address of principal executive offices)                        (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                      Name of each exchange on which
        to be so registered                      each class is to be registered
        -------------------                      ------------------------------

  Common Stock, $.01 Par Value                 New York Stock Exchange

  Preferred Stock Purchase Rights              New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:


                                      None


--------------------------------------------------------------------------------

                                (Title of Class)


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Item 1.  Description of Registrant's Securities
         to be Registered
         --------------------------------------

         Common Stock, $.01 Par Value; Preferred Share Purchase Rights
         -------------------------------------------------------------

    The securities of Shorewood Packaging Corporation (the "Company") to be registered on the New York Stock Exchange, Inc. (the "Exchange") are: (i) the Company's Common Stock, par value $.01 per share; and (ii) the Company's Preferred Share Purchase Rights. A description of the Common Stock contained under the caption "Description of Capital Stock" in the Company's Registration Statement on Form 8-A dated October 20, 1986, is incorporated by reference herein. A description of the Company's Preferred Share Purchase Rights contained under the caption "Description of the Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A dated June 8, 1995, is incorporated by reference herein.

Item 2.  Exhibits
         --------

     1.  A.       Registrant's Certificate of Incorporation as amended,
                  incorporated by reference to Exhibit 3.1 to the Registrant's
                  Registration Statement on Form S-1, as amended, as filed with the Commission on September 4, 1986, Commission File No.
                  33-8490.

         B. Registrant's Certificate of Designation, Preferences and Rights of Series B Junior Participating Preferred Stock as filed with the Secretary of State of Delaware on June 8, 1995, incorporated by reference to Exhibit 2.2 to the Registrant's Registration Statement on Form 8-A, as filed with the Commission on June 8, 1995.

         C. Registrant's By-laws, incorporated by reference to Exhibit 3.2 to the Registrant's Amendment No. 1 to Registration Statement on Form S-1, as filed with the Commission on October 20, 1986, Commission File No. 33-8490.

         D. Form of Rights Agreement to be entered into by the Registrant and the Bank of New York, as Rights Agent, incorporated by reference to Exhibit 2.4 to the Registrant's Registration Statement on Form 8-A, as filed with the Commission on June 8, 1995.

     2. All exhibits required by Instruction II to Item 2 will be supplied to the Exchange.

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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                Shorewood Packaging Corporation


                                By:      /s/Howard M. Liebman
                                         ---------------------------------------
                                         Name:  Howard M. Liebman
                                         Title:  Executive Vice President

Date:  January 14, 1998


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